Exhibit 32.02
CERTIFICATION OF CHIEF FINANCIAL OFFICER
PURSUANT TO
18 U.S.C. SECTION 1350
The undersigned, Kevin Sun, Interim Chief Financial Officer of DexCom, Inc. (the “Company”), pursuant to 18 U.S.C. §1350, hereby certifies:
(i) the Quarterly Report on Form 10-Q for the period ended June 30, 2017 of the Company (the “Report”) fully complies with the requirements of Section 13(a) and 15(d) of the Securities Exchange Act of 1934; and
(ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
Dated: August 1, 2017

/s/ Kevin Sun
Kevin Sun
Vice President & Interim Chief Financial Officer
(Principal Financial and Accounting Officer)